UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. 1)

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Energy Recovery, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT DATED JUNE 3, 2022
TO THE PROXY STATEMENT DATED APRIL 25, 2022
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, JUNE 9, 2022

On April 25, 2022, Energy Recovery, Inc. (“Energy Recovery”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2022 Annual Meeting of Stockholders to be held on June 9, 2022. Energy Recovery is providing this supplement to amend and supersede the Proxy Statement as it was previously filed with respect to footnote (1) to the table on page 26 of the Proxy Statement setting forth the anticipated composition of the Nominating and Corporate Governance Committee after the 2022 Annual Meeting. Subsequent to the filing of the Proxy Statement, the Board of Directors of Energy Recovery has determined that Arve Hanstveit will remain the Chair of the Nominating and Corporate Governance Committee upon the conclusion of the 2022 Annual Meeting. The table below includes an updated footnote (1) to set forth the anticipated composition of the Nominating and Corporate Governance Committee upon the conclusion of the 2022 Annual Meeting.
Except as described in this supplement, the information provided in the Proxy Statement continues to apply. This supplement should be read in conjunction with the Proxy Statement.

Nominating and Corporate Governance Committee

Current Members: All Independent (1)	Key Responsibilities:
Arve Hanstveit (Chair)	•Identify and recommend to the Board, nominees to serve on the Board.
Olav Fjell
Sherif Foda	•Monitor the independence of directors of the Board and Board Committees.
Pamela L. Tondreau
•Oversees the Board and Board Committees annual evaluation process.

Meetings in 2021: 6
•Develop and oversees compliance with the Company’s corporate governance functions, including the procedures for compliance with significant applicable legal, ethical and regulatory requirements that impact corporate governance.

The Board has determined that each member is independent under NASDAQ rules.

•Review and makes recommendations to the Board with respect to the Company’s corporate governance practices.

•CEO succession planning.
•Senior Management succession planning.

(1)As of the Record Date. Upon the 2022 Annual Meeting, and assuming the Director Nominees are each elected, the Nominating and Corporate Governance Committee will consist of the following directors: Arve Hanstveit (Chair), Sherif Foda, Lisa A. Pollina and Pamela L. Tondreau.